UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

JER Investors Trust Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	75-3152779
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

1650 Tysons Boulevard Suite 1600 McLean, Virginia	22101
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-122802

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.01 par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None	None
(Title of Class)	(Name of Exchange)

Item 1.	Description of Registrant’s Securities to be Registered

For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock—Common Stock” in the Registrant’s Prospectus, which constitutes a part of the Registrant’s Registration Statement on Form S-11, as amended (File No. 333-122802), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

Item 2.	Exhibits

3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11, as amended (File No. 333-122802)).

3.2	Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11, as amended (File No. 333-122802)).

4.1	Form of Certificate of Common Stock of JER Investors Trust Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-11, as amended (File No. 333-122802)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 11, 2005

JER Investors Trust Inc.

By:	/s/ Daniel T. Ward
Name: Daniel T. Ward Title: Secretary

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